UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): February 26, 2009

 SINOCOM PHARMACEUTICAL, INC.

Nevada	000-53213	26-1188540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 (Exact Name of Registrant as Specified in Charter)

Room 3, 21/F, Far East Consortium Building 121 Des Voeux Road Central, Hong Kong
(Address of principal executive offices)

Registrant’s telephone number, including area code:  011-852- 2159-7863

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

               On February 9, 2009, Sinocom Pharmaceutical, Inc. (the "Registrant”) (fka Tiger Acquisitions, Inc.) caused a corporation to be formed under the laws of the State of Nevada called Sinocom Pharmaceuticals, Inc. (“Merger Sub”), as a wholly-owned subsidiary of the Registrant.

On February 26, 2009, the Registrant caused to be filed with the Nevada Secretary of State Articles of Merger and an Agreement and Plan of Merger, copies of which are attached hereto as Exhibit 3.1 and hereby incorporated by reference, whereby Merger Sub merged with and into the Registrant with the Registrant remaining as the surviving entity.  The effective date of the merger was February 26, 2009.  As a result of the merger, the separate existence of Merger Sub ceased and the corporate name of the Registrant was changed from “Tiger Acquisitions, Inc.” to “Sinocom Pharmaceutical, Inc.” Prior to the merger, Merger Sub had no liabilities and nominal assets.  The Registrant was the surviving corporation in the merger and, except for the name change provided for in the Agreement and Plan of Merger, there is no change in the directors, officers, capital structure or business of the Registrant.

Pursuant to Nevada Revised Statute, Section 92A.180, the Registrant, as the parent domestic corporation owning at least 90 percent of the outstanding shares of common stock of the Merger Sub, may merge Merger Sub into itself without the approval of the Registrant’s shareholders, and may also effectuate a name change in conjunction with the merger without the approval of the Registrant’s shareholders.

9.01.    FINANCIAL STATEMENTS, AND EXHIBITS.

        (d)

Exhibit 3.1 Articles of Merger with Agreement and Plan of Merger by and between Tiger Acquisitions, Inc. and Sinocom Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOCOM PHARMACEUTICAL, INC.

Date: February 26, 2009

/s/ Tuck Wing Pang

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By:  Tuck Wing Pang
Its:   Chief Financial Officer